                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                                   XUMA CORP.


                                ARTICLE I - NAME

        The name of this Corporation is XUMA CORP.

                              ARTICLE II - PURPOSE

        This Corporation is organized for the purpose of transacting any and all, lawful business.

                          ARTICLE III - CAPITAL STOCK

        The capital stock authorized, the par value thereof, and the class of such stock shall be as follows:

       NUMBER                      PAR VALUE                      CLASS
      OF SHARES                    PER SHARE                    OF STOCK
      ---------                    ---------                    --------
     100,000,000                     .0001                       Common

                         ARTICLE IV - PREEMPTIVE RIGHTS

        Every Shareholder, upon the sale for cash of any new Stock of this Corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his prorata Share thereof (as nearly as may be done without issuance of fractional Shares) at the price at which it is offered to others.

                ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

        The street address of the initial registered office of this Corporation is 502 Capital Bank Building, 1666 Kennedy Causeway, North Bay Village, Florida, and the name of the initial registered agent of this Corporation is Michael A. Frank, whose address is 502 Capital Bank Building, 1666 Kennedy Causeway, North Bay Village, Florida 33141.

                    ARTICLE VI - INITIAL BOARD OF DIRECTORS

        This Corporation shall have 1 Director(s) initially. The number of Directors may be either increased or diminished from time to time by the By-laws, but shall never be less than one. The name(s) and address(es) of the initial Director(s) of this Corporation is:

              NAME                                           ADDRESS
              ----                                           -------
        Michael A. Frank                               9169 S.W. 129th Lane
                                                       Miami, Florida 33176



                         ARTICLE VII - INCORPORATOR(S)

        The name(s) and address(es) of the person(s) signing these Articles is/are:

              NAME                                           ADDRESS
              ----                                           -------
        Michael A. Frank                               9169 S.W. 129th Lane
                                                       Miami, Florida 33176



                             ARTICLE VIII - BY-LAWS

        The power to adopt, alter, amend or repeal By-laws, shall be vested in the Board of Directors and the Shareholders.

                          ARTICLE IX - INDEMNIFICATION

        The Corporation shall indemnify any Officer or Director, or any former Officer or Director to the fullest extent permitted by law.

                             ARTICLE X - AMENDMENT

                 This Corporation reserves the right to amend, or repeal, any provisions contained in these Articles of Incorporation, or any Amendment thereto, and any right conferred upon the Shareholders is subject to this reservation.

                 IN WITNESS WHEREOF, the undersigned Subscriber(s) has/have executed these Articles of Incorporation this 31st day of July, 1986.



                                        /s/Michael A. Frank
                                        ----------------------------------
                                        SUBSCRIBER


STATE OF FLORIDA    )
                    : ss
COUNTY OF DADE      )

                 Before me, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared MICHAEL A. FRANK, known to me, to be the person(s) who executed the foregoing Articles of Incorporation, and he acknowledge to me that he executed those Articles of Incorporation.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 31st day of July, 1986.



                                       ----------------------------------------
                                       NOTARY PUBLIC, State of Florida at Large
My commission expires:

         CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE
          SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM
                             PROCESS MAY BE SERVED


                              --------------------

                 In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

                 That Xuma Corp., desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation at the City of Miami, County of Dade, State of Florida, has named Michael A. Frank, located at 502 Capital Bank Building, 1666 Kennedy Causeway, City of North Bay Village, County of Dade, State of Florida, as its agent to accept service of process within this State.


ACKNOWLEDGMENT:

                 Having been named to accept service of process for the above corporation at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provision of said Act relative to keeping open said office.



                                                  By /s/ Michael A. Frank
                                                    ---------------------------

                                   XUMA CORP.

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

                 Pursuant to the provisions of Section 607, as amended, of the Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is XUMA CORP.

SECOND: The following amendments to the Articles of Incorporation were adopted on April 12, 1990 by a vote of the shareholders. The number of shares voted for the amendments was sufficient for approval:

                 Article I of the Articles of Incorporation is amended as follows:

                               ARTICLE I. - NAME

                 The name of the Corporation shall be:

                         ZANART PUBLISHING INCORPORATED

                 Article III of the Articles of Incorporation is amended as follows:

                          ARTICLE III - CAPITAL STOCK

                 The Corporation is authorized to issue 25,000,000 shares of Common Stock with a par value of $.0001.

THIRD: The amendments shall not cause any exchange, reclassification or cancellation of issued shares.

FOURTH: The amendments shall not cause a change in the amount of stated capital.

                                           XUMA CORP.


                                           By:    /s/ Ruben Sklar
                                                  ------------------------------
                                                  Ruben Sklar, President

                                           By:    /s/ Michael A. Frank
                                                  ------------------------------
                                                  Michael A. Frank, Secretary

SWORN TO AND SUBSCRIBED before me
this 16th day of May, 1990.


--------------------------------------
NOTARY PUBLIC

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         ZANART PUBLISHING INCORPORATED

         Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation on this date hereby restates its Articles of Incorporation by deleting therefrom in their entirety Article I through Article X and by substituting in their place Articles 1 through Article X below.

                                ARTICLE I - NAME

         The name of the corporation is Zanart Publishing Incorporated (the "Corporation").

                              ARTICLE II - PURPOSE

         The Corporation is organized for the purpose of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the laws of the State of Florida.

                          ARTICLE III - CAPITAL STOCK

         The Corporation is authorized to issue the following shares of capital stock: (a) 100,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"); and (b) 10,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"). The voting rights, the rights of redemption and other relative rights and preferences of the Preferred Stock shall be established by the Board of Directors.

         The Board of Directors may authorize the issuance of such stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

                    ARTICLE IV - REGISTERED OFFICE AND AGENT

         The name of the registered agent of the Corporation and the street address of the registered office of this Corporation is:

                    The Prentice-Hall Corporation System, Inc.
                    1201 Hays Street
                    Suite 105
                    Tallahassee, Florida  32301

                     ARTICLE V - CORPORATE MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                    7641 Burnet Avenue
                    Van Nuya, CA 91405

                              ARTICLE VI - POWERS

         The Corporation shall have all of the corporate powers enumerated under Florida law.

                  ARTICLE VII - DIRECTOR-CONFLICTS OF INTEREST

No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

                 (a) The fact of such relationship or interest is disclosed or known to the Board of Directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

                 (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                 (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, committee or the shareholders.

         A director of the Corporation may transact business, borrow, lend, or otherwise deal or contract with the Corporation to the full extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                         ARTICLE VIII - INDEMNIFICATION

         The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                            ARTICLE IX - FISCAL YEAR

         The fiscal year of this Corporation shall be the calendar year, unless otherwise established by the Board of Directors.

                              ARTICLE X - DURATION

         The duration of the Corporation is perpetual, unless sooner liquidated or dissolved in accordance with law.

         The foregoing Restated Articles of Incorporation were approved by unanimous written consent of the Board of Directors and by written consent of the majority of the stockholders of the Corporation on February 7, 1994. The number of stockholder votes cast were sufficient for approval of the Restated Articles of Incorporation.

         The undersigned has executed these Restated Articles of Incorporation this 7th day of February, 1994.


                                                ZANART PUBLISHING INCORPORATED


                                                By: /s/ Thomas Zotos
                                                   -----------------------------
                                                    Thomas Zotos, President

                             ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         ZANART PUBLISHING INCORPORATED

         Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation on this date hereby adopts the following amendment to its Restated Articles of Incorporation.

         Article I of the Restated Articles of Incorporation is hereby deleted and the following is inserted in lieu thereof:

                                ARTICLE I - NAME

         The name of the corporation is Zanart Entertainment Incorporated (the "Corporation").

         The foregoing Articles of Amendment to the Restated Articles of Incorporation were approved by unanimous written consent of the Board of Directors and by written consent of the majority of the stockholders of the Corporation on March 9, 1994. The number of stockholder votes cast were sufficient for approval of the Articles of Amendment to the Restated Articles of Incorporation.

         The undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation this 9th day of March, 1994.

                                                ZANART PUBLISHING INCORPORATED


                                                By: /s/ Thomas Zotos
                                                   -----------------------------
                                                    Thomas Zotos, President

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                       ZANART ENTERTAINMENT INCORPORATED

         Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation on this date hereby adopts the following amendment to its Restated Articles of Incorporation:

         The first paragraph of Article IlI of the Restated Articles of Incorporation is hereby deleted and the following is inserted in lieu thereof:

                          ARTICLE III - CAPITAL STOCK

                          The Corporation is authorized to issue the following
                 shares of capital stock: (a) 100,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"); and
                 (b) 1,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"). The voting rights, the rights of the redemption and other relative rights and preferences of the Preferred Stock shall be established by the Board of Directors.


         The foregoing Articles of Amendment to the Restated Articles of Incorporation were approved by unanimous written consent of the Board of Directors and by written consent of the majority of the stockholders of the Corporation on January 5, 1994. The number of stockholder votes cast were sufficient for approval of the Articles of Amendment to the Restated Articles of Incorporation.

         The undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation this 5th day of January, 1995.

                                              ZANART ENTERTAINMENT INCORPORATED


                                              By: /s/ Thomas Zotos
                                                 -------------------------------
                                                  Thomas Zotos, President

                             ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       ZANART ENTERTAINMENT INCORPORATED

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

         1. The name of the Corporation is ZANART ENTERTAINMENT INCORPORATED (the "Corporation"), Charter #J27769, filed on August 4, 1986.

         2. The Amendment to the Articles of Incorporation of the Corporation set forth below (the "Amendment") was adopted by all of the Directors of the Corporation and by the Shareholders of the Corporation, the number of votes cast being sufficient for approval, on October 4, 1996, in the manner prescribed by Section 607.1003 of the Act:

         3. Article I of the Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

                                   ARTICLE I

         The name of the Corporation is CONTINUCARE CORPORATION (hereinafter called the "Corporation").

         4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

         IN WITNESS WHEREOF, the undersigned being the Chief Executive Officer of the Corporation has executed these Articles of Amendment to Articles of Incorporation of Zanart Entertainment Incorporated as of the 4th day of October, 1996.

                                              ZANART ENTERTAINMENT INCORPORATED


                                              By: /s/ Charles M. Fernandez
                                                 -------------------------------
                                                  Charles M. Fernandez, Chief
                                                    Executive Officer